 SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934 (Amendment No. __)

Filed by the Registrant [ ]

Filed by a Party other than the Registrant [x]

Check the appropriate box:

[ ]	Preliminary Proxy Statement
[ ]	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[ ]	Definitive Proxy Statement
[ ]	Definitive Additional Materials
[x]	Soliciting Material Under Rule 14a-12

Imation Corp.

(Name of Registrant as Specified In Its Charter)

Clinton Group, Inc.

Clinton Relational Opportunity, LLC

Clinton Relational Opportunity Master Fund, L.P.

George E. Hall

Joseph A. De Perio

Robert B. Fernander

Barry L. Kasoff

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (check the appropriate box):

[X]	No fee required.

[ ]	Fee computed on table below per Exchange Act Rule 14a-6(i)(4) and 0-11.

1)	Title of each class of securities to which transaction applies:

2)	Aggregate number of securities to which transaction applies:

3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act
Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

4)	Proposed maximum aggregate value of transaction:

5)	Total fee paid:

[ ]	Fee paid previously with preliminary materials.

[ ]	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1)	Amount Previously Paid:

2)	Form, Schedule or Registration Statement No.:

3)	Filing Party:

4)	Date Filed:

Clinton Group, Inc., Clinton Relational Opportunity Master Fund, L.P., Clinton Relational Opportunity, LLC, George E. Hall (collectively, “Clinton”) and the other Participants (as defined in Exhibit 2 filed herewith) intend to make a preliminary filing with the Securities and Exchange Commission of a proxy statement and an accompanying proxy card to be used to solicit votes for the election of Clinton’s slate of three highly-qualified director nominees to the board of directors of Imation Corp. (the "Company"), at the Company's upcoming 2015 annual meeting of stockholders, or any other meeting of stockholders held in lieu thereof, and any adjournments, postponements, reschedulings or continuations thereof.

On December 15, 2014, Clinton issued a press release, which includes the full text of a letter sent to the Company’s board of directors, a copy of which is filed herewith as Exhibit 1.

Information regarding the Participants is filed herewith as Exhibit 2.